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                                                                     EXHIBIT 3.6

                                                                          PAGE 1
                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE
                       ________________________________


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "TEXAS BIOTECHNOLOGY CORPORATION", FILED IN THIS OFFICE ON THE EIGHTH DAY

OF MAY, A.D. 1996, AT 9 O'CLOCK A.M.

    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS FOR RECORDING.



                                    [SEAL]





                                            /s/ Edward J. Freel
                                            __________________________________
                                            Edward J. Freel, Secretary of State
                                    [SEAL]

2203958  8100                               AUTHENTICATION:  7954110

960134172                                             DATE:  05-21-96

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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 05/08/1996
                                                               960134172-2203958

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                        TEXAS BIOTECHNOLOGY CORPORATION


        Texas Biotechnology Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

                                  ARTICLE ONE

        That resolutions, which set forth a proposed amendment to the Corporation's Certificate of Incorporation, as amended (the "Certificate"), declared the amendment advisable and in the best interest of the Corporation and called for the approval and adoption of the amendment by the Corporation's stockholders at the annual meeting of the stockholders, were discussed and duly adopted by the members of the Corporation's Board of Directors at their regular meeting held on March 5, 1996, pursuant to Section 141 of the General Corporation Law of Delaware. The resolutions setting forth the proposed amendment to this Certificate of Incorporation set forth below increase the number of shares of the Corporation's common stock, par value $.005 per share (the "Common Stock") authorized for issuance from 40 Million shares to 75 Million shares. The resolution is as follows:

                FURTHER RESOLVED, that it is advisable and in the best interest of the Corporation to amend the Certificate by deleting the first paragraph of Article Fourth thereof in its entirety and inserting the first paragraph of the amendment as set forth below in lieu thereof and that the amendment as set forth below be and hereby is approved, adopted, ratified and confirmed:

                "FOURTH: The total shares of all classes of stock which the Corporation shall have the authority to issue is Seventy Five Million (75,000,000) shares of Common Stock (hereinafter called "Common Stock") of a par value of one-half of one cent ($.005) per share and Five Million (5,000,000) shares of Preferred Stock (hereinafter called "Preferred Stock") of a par value of one-half of one cent ($.005) per share."

                                  ARTICLE TWO

        That thereafter, pursuant to a duly adopted resolution of the Board of Directors, the Corporation submitted the amendment to the Corporation's stockholders at the annual stockholders' meeting and that the holders of a majority of the shares of issued and outstanding Common Stock voted in favor of the foregoing amendment.









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                                 ARTICLE THREE


        That the foregoing amendment was duly adopted by the stockholders of the Corporation on May 3, 1996 in accordance with the provisions of Section 242 of the Delaware General Corporation Law.


                                 ARTICLE FOUR


        That the capital of the Corporation shall not be reduced by reason of the foregoing amendment.


        IN WITNESS WHEREOF, the undersigned, being duly elected officers of the Corporation, hereby declare and certify that the facts herein stated are true and accordingly execute this instrument as of the 3 day of May, 1996.

                                        TEXAS BIOTECHNOLOGY CORPORATION

                                        /s/  David B. McWilliams
                                        ___________________________________
                                        By:  David B. McWilliams, President


ATTEST:

/s/  Stephen L. Mueller
______________________________
     Stephen L. Mueller
     Vice President of Administration
     Secretary and Treasurer